GUARANTY dated as of June 30, 2023 among ATHENE HOLDING LTD., ATHENE LIFE RE LTD., ATHENE USA CORPORATION, and ATHENE ANNUITY RE LTD., as Guarantors, and CITIBANK, N.A., as Administrative Agent

TABLE OF CONTENTS

GUARANTY dated as of June 30, 2023 (as amended, restated, amended and restated, modified or supplemented from time to time, this “Agreement”) among ATHENE HOLDING LTD., an exempted company incorporated under the laws of Bermuda (“AHL”), ATHENE USA CORPORATION, an Iowa corporation (“AUSA”), ATHENE LIFE RE LTD., an exempted company incorporated under the laws of Bermuda (“Athene Life Re”), and ATHENE ANNUITY RE LTD., an exempted company incorporated under the laws of Bermuda (“Athene Annuity Re”, and together with AHL, AUSA and Athene Life Re, the “Guarantors” and, individually, a “Guarantor”), and CITIBANK, N.A., as Administrative Agent for the benefit of the Finance Parties referred to herein.
Each of AHL, AUSA, Athene Life Re and Athene Annuity Re is a Borrower under the Credit Agreement dated as of June 30, 2023 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”) among AHL, AUSA, Athene Life Re and Athene Annuity Re, as borrowers thereunder, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), Citibank, N.A., as Administrative Agent, any syndication agents party thereto (together with their respective successor or successors in such capacity, the “Syndication Agents”), and any joint lead arrangers and joint book managers (together with their respective successor or successors in such capacity, the “Joint Lead Arrangers and Joint Book Managers”).
To induce the Lenders to enter into the Credit Agreement, and as a condition precedent to the obligations of the Lenders under the Credit Agreement, each of the Borrowers has agreed to become a guarantor hereunder.
The Lenders, the Administrative Agent, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to the Credit Agreement, the Syndication Agents, the Joint Lead Arrangers and Joint Book Managers, and each Indemnitee and their respective successors and assigns are herein referred to individually as a “Finance Party” and collectively as the “Finance Parties”. References herein to a “Borrower” or “Borrowers” mean a Guarantor or Guarantors in their respective capacities as Borrowers under the Credit Agreement; and references herein to a “Guarantor” or “Guarantors” mean a Guarantor or Guarantors in their respective capacities as guarantors hereunder. As used herein, “Other Loan Parties” means, with respect to any Guarantor, any and all of the Borrowers and Guarantors other than itself.
Accordingly, for this and other valuable consideration, effective concurrently with the effectiveness of the Credit Agreement, each Guarantor hereby agrees with the Administrative Agent for the benefit of the Finance Parties as follows:

ARTICLE I
DEFINITIONS
Section 1.01    Credit Agreement Definitions. Terms defined in the introductory statement hereof have the respective meaning set forth therein. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement shall also apply to this Agreement.

Section 1.02    Additional Defined Terms. As used in this Agreement, the following additional terms have the meanings specified below:
“Athene Insurer” has the meaning specified in Section 2.01(d).
“Athene Annuity Re Guarantee Amount” means (i) with respect to any Loan described in clause (i) of Section 2.01(e), 100% of the amount of the proceeds of such Loan that are directly or indirectly contributed or lent to Athene Annuity Re and (ii) with respect to any Loan described in clause (ii) of Section 2.01(e), an amount equal to the proceeds of such Loan that are directly or indirectly contributed or lent to an Athene Insurer multiplied by the percentage of such Athene Insurer’s Retained Insurance Liabilities that are ceded or retroceded to Athene Annuity Re as of the last day of the full calendar quarter immediately preceding the date of such Loan.
“Athene Life Re Guarantee Amount” means (i) with respect to any Loan described in clause (i) of Section 2.01(d), 100% of the amount of the proceeds of such Loan that are directly or indirectly contributed or lent to Athene Life Re and (ii) with respect to any Loan described in clause (ii) of Section 2.01(d), an amount equal to the proceeds of such Loan that are directly or indirectly contributed or lent to an Athene Insurer multiplied by the percentage of such Athene Insurer’s Retained Insurance Liabilities that are ceded or retroceded to Athene Life Re as of the last day of the full calendar quarter immediately preceding the date of such Loan.
“Borrower Obligation” has the meaning specified in Section 2.01(a).
“Borrower Obligor” has the meaning specified in Section 2.01(a).
“Discharge of Finance Obligations” has the meaning specified in Section 2.04.
“Finance Obligations” means the Obligations under and as defined in the Credit Agreement.
“Fraudulent Transfer Laws” has the meaning specified in Section 2.01(c).
“Guaranteed Obligations” has the meaning specified in Section 2.01(a).
“Insolvency or Liquidation Proceeding” has the meaning specified in Section 2.01(a).
“Insurance Liabilities” has the meaning specified in Section 2.01(d).
“Retained Insurance Liabilities” means the Insurance Liabilities of the applicable Athene Insurer, net of Insurance Liabilities ceded or retroceded directly or indirectly by such Athene Insurer to a party which is not a Subsidiary of AHL, in each case calculated as of the last day of the full calendar quarter immediately preceding the date of the applicable Loan.
“Solvent” means, as to a Person as of any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

ARTICLE II
GUARANTY
Section 2.01    The Guaranty.
(a)    Each Guarantor unconditionally guarantees, jointly and severally with the other Guarantors (in the case of Athene Life Re, subject to Section 2.01(d), and in the case of Athene Annuity Re, subject to Section 2.01(e)), as a primary obligor and not merely as a surety: (x) the due and punctual payment of:
(i)    all principal of, premium (if any) and interest on any Loan borrowed by any Other Loan Party under, or any Note issued by any Other Loan Party pursuant to, the Credit Agreement or any other Loan Document (including, without limitation, any interest which accrues after the commencement of (A) any voluntary or involuntary case or proceeding under any Debtor Relief Laws with respect to any Other Loan Party, (B) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding with respect to any Other Loan Party or any material portion of its respective assets, (C) any liquidation, dissolution, reorganization or winding up of any Other Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (D) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Other Loan Party (each an “Insolvency or Liquidation Proceeding”), whether or not allowed or allowable as a claim in any such proceeding);
(ii)    all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Other Loan Party pursuant to the Credit Agreement or any other Loan Document (including, without limitation, (A) all expenses of the Administrative Agent, Agent-Related Persons or the Lenders as to which one or more of them have a right to reimbursement by any Loan Party under Section 10.04(a) of the Credit Agreement or under any other similar provision of any other Loan Document, (B) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by any Loan Party under Section 10.04(b) of the Credit Agreement or under any other similar provision of any other Loan Document and (C) any amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding with respect to such Other Loan Party, whether or not allowed or allowable as a claim in any such proceeding); and
(iii)    all other amounts now or hereafter payable by any Other Loan Party pursuant to any Loan Document and all other obligations or liabilities now existing or hereafter arising or incurred on the part of any Other Loan Party pursuant to any Loan Document (including, without limitation, any amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding with respect to such Other Loan Party, whether or not allowed or allowable as a claim in any such proceeding);
in each case together with all renewals, modifications, consolidations or extensions thereof and whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other Person and whether as principal or surety (and including all liabilities in connection with any notes, bills or other instruments accepted by any Finance Party in connection therewith), together in each case with all renewals, modifications, consolidations or extensions thereof;

and (y) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Other Loan Party under or pursuant to the Loan Documents (all such monetary and other obligations referred to in clauses (x) and (y) above being herein collectively referred to as the “Guaranteed Obligations”). Notwithstanding the foregoing, to the extent that any Guarantor incurs an obligation referred to in clauses (x) and (y) above solely in its capacity as a Borrower (such obligation, a “Borrower Obligation” and such obligor, a “Borrower Obligor”), the Guaranteed Obligations of the Borrower Obligor in its capacity as a Guarantor hereunder shall not include the obligation of any other Guarantor arising from the guarantee by such other Guarantor of the Borrower Obligation of the Borrower Obligor pursuant to this Section 2.01.
(b)    The books and records of the Administrative Agent showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.
(c)    Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (i) in respect of intercompany indebtedness to any Other Loan Party or any of its Affiliates to the extent that such indebtedness would be discharged or would be subject to a right of set-off in an amount equal to the amount paid by such Guarantor hereunder and (ii) under any guaranty of Debt subordinated in right of payment to the Guaranteed Obligations which guaranty contains a limitation as to a maximum amount similar to that set forth in this paragraph pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets of such Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable Law or (ii) any agreement providing for an equitable allocation among such Guarantor and any Other Loan Party and its Affiliates of obligations arising under guaranties by such parties (including the agreements in Article III of this Agreement). If any Guarantor’s liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.
(d)    Anything contained in this Agreement to the contrary notwithstanding, Athene Life Re shall guarantee only those Obligations of another Borrower that arise under (i) any Loan made to such other Borrower to the extent the proceeds of which are directly or indirectly contributed or lent to Athene Life Re or (ii) any Loan made to such other Borrower to the extent the proceeds of which are directly or indirectly contributed or lent to an insurance company subsidiary of AHL (each, an “Athene Insurer”) that cedes or retrocedes liabilities under Policies issued or assumed by such Athene Insurer (“Insurance Liabilities”) to Athene Life Re; provided, further, that in no event shall the obligations of Athene Life Re pursuant to this guarantee with respect to any Loan made to another Borrower exceed the applicable Athene Life Re Guarantee Amount.
(e)    Anything contained in this Agreement to the contrary notwithstanding, Athene Annuity Re shall guarantee only those Obligations of another Borrower that arise under (i) any Loan made to such other Borrower to the extent the proceeds of which are directly or indirectly contributed or lent to Athene Annuity Re or (ii) any Loan made to such other Borrower to the extent the proceeds of which are directly or indirectly contributed or lent to an Athene Insurer that cedes or retrocedes Insurance Liabilities to Athene Annuity Re; provided, further, that in no event shall the obligations of Athene Annuity Re pursuant to this guarantee with respect to any Loan made to another Borrower exceed the applicable Athene Annuity Re Guarantee Amount.

Section 2.02    Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Finance Parties with respect thereto. The obligations of each Guarantor under this Agreement are independent of the Guaranteed Obligations of the Other Loan Parties, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against any Other Loan Party or whether any Other Loan Party is joined in any such action or actions. This Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor, jointly and severally with each other Guarantor (subject, in the case of Athene Life Re, to Section 2.01(d), and in the case of Athene Annuity Re, to Section 2.01(e)) of the Guaranteed Obligations in each and every particular. The obligations of each Guarantor hereunder are several from those of the Other Loan Parties and are primary obligations concerning which each Guarantor is the principal obligor. The Finance Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.
The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Loan Party, the Administrative Agent, any Finance Party or any other Person, whether in connection herewith or any unrelated transactions. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend (subject, in the case of Athene Life Re to Section 2.01(d), and in the case of Athene Annuity Re, to Section 2.01(e)) to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Other Loan Party to any Finance Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Other Loan Party.
Each Guarantor has irrevocably and unconditionally delivered this Agreement to the Administrative Agent, for the benefit of the Finance Parties, and the failure by any Other Loan Party or any other Person to sign this Agreement or a guaranty similar to this Agreement or otherwise shall not discharge the obligations of any Guarantor hereunder. The irrevocable and unconditional liability of each Guarantor hereunder applies whether it is jointly and severally liable for the entire amount of the Guaranteed Obligations, or only for a pro-rata portion, and without regard to any rights (or the impairment thereof) of subrogation, contribution or reimbursement that such Guarantor may now or hereafter have against any Other Loan Party or any other Person. This Agreement is and shall remain fully enforceable against each Guarantor irrespective of any defenses that any Other Loan Party may have or assert in respect of the Guaranteed Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Guarantor may assert the defense of final payment in full of the Guaranteed Obligations.
Section 2.03    Payments.
(a)    Payments to be Made Upon Default. If any Borrower or Guarantor fails to pay or perform any Guaranteed Obligation when due in accordance with its terms (whether at stated maturity, by acceleration or otherwise) or if any Default or Event of Default specified in Section 8.01(f) of the Credit Agreement occurs with respect to any Borrower or Guarantor, the Guarantors shall, promptly following demand by the Administrative Agent, pay the aggregate amount of all Guaranteed Obligations (subject, in the case of Athene Life Re, to Section 2.01(d), and in the case of Athene Annuity Re, to Section 2.01(e)) to the Administrative Agent.
(b)    General Provisions as to Payments. Each payment hereunder shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff, at the Administrative Agent’s Office in Dollars and in immediately available funds. Without limiting the foregoing, each Guarantor shall make all payments hereunder in accordance with Section 2.10 of the Credit Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Agreement.
(c)    Application of Payments. All payments received by the Administrative Agent hereunder shall be applied as provided in Section 8.03 of the Credit Agreement.
Section 2.04    Discharge; Reinstatement in Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect until the latest to occur of (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of and Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Debt outstanding under the Loan Documents and termination of all commitments to lend or otherwise extend credit under the Loan Documents and (ii) payment in full in cash of all other Guaranteed Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding but excluding unasserted contingent indemnification obligations) (the occurrence of all of the foregoing being referred to herein as “Discharge of Finance Obligations”). No payment or payments made by any Other Loan Party or any other Person or received or collected by any Finance Party from any Other Loan Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, it being understood that each Guarantor shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations (subject, in the case of Athene Life Re, to Section 2.01(d), and in the case of Athene Annuity Re, to Section 2.01(e)) until the Discharge of Finance Obligations. If at any time any payment by any Other Loan Party or any other Person of any Guaranteed Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Other Loan Party or other Person or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, such Other Loan Party or other Person or any substantial part of its respective property or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. Each Guarantor party hereto agrees that payment or performance of any of the Guaranteed Obligations or other acts which toll any statute of limitations applicable to the Guaranteed Obligations shall also toll the statute of limitations applicable to each such Guarantor’s liability hereunder.
Section 2.05    Waiver by the Guarantors.
(a)    General Waivers. Each Guarantor hereby waives presentment to, demand of payment from and protest to the Other Loan Parties of any of the Guaranteed Obligations, and also waives promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that the Administrative Agent or any other Finance Party protect, secure, perfect or insure any Lien or any property subject thereto. Each Guarantor further waives any right to require that resort be had by the Administrative Agent or any other Finance Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any other Finance Party in favor of any Borrower, Guarantor or any other Person. Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by Law, and agrees that such Guarantor’s obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:
(i)    any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with any Other Loan Party, the Administrative Agent, any other Finance Party, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

(ii)    any adjustment, indulgence, forbearance or compromise that might be granted or given by the Administrative Agent or any other Finance Party to any Other Loan Party or any other Person liable on the Guaranteed Obligations; or the failure of the Administrative Agent or any other Finance Party to assert any claim or demand or to exercise any right or remedy against any Other Loan Party under the provisions of any Loan Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any Other Loan Party under this Agreement;
(iii)    the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Other Loan Party or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Other Loan Party, or any change, restructuring or termination of the corporate structure or existence of any Other Loan Party, or any sale, lease or transfer of any or all of the assets of any Other Loan Party, or any change in the shareholders, partners, or members of any Other Loan Party; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;
(iv)    the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by Law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, any Other Loan Party has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Other Loan Party, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;
(v)    any full or partial release of the liability of any Other Loan Party or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full (subject, in the case of Athene Life Re, to Section 2.01(d), and in the case of Athene Annuity Re, to Section 2.01(e)) without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any party other than the Borrowers will be liable to perform the Guaranteed Obligations, or that the Finance Parties will look to any other party to perform the Guaranteed Obligations;
(vi)    the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;
(vii)    the failure of the Administrative Agent, any other Finance Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;
(viii)    any payment by any Other Loan Party to the Administrative Agent or any other Finance Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal, foreign or state Law, or for any reason the Administrative Agent or any other Finance Party being required to refund such payment or pay such amount to any Other Loan Party or someone else;

(ix)    any other action taken or omitted to be taken with respect to the Guaranteed Obligations, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations (subject, in the case of Athene Life Re, to Section 2.01(d), and in the case of Athene Annuity Re, to Section 2.01(e)) when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;
(x)    the fact that all or any of the Guaranteed Obligations cease to exist by operation of Law, including by way of a discharge, limitation or tolling thereof under applicable Debtor Relief Laws;
(xi)    the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Loan Party, the Administrative Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or
(xii)    any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, such Guarantor as a matter of Law or equity other than the final payment in full of the Guaranteed Obligations.
All waivers herein contained shall be without prejudice to the right of the Administrative Agent at its option to proceed against any Borrower, any Guarantor or any other Person, whether by separate action or by joinder.
Section 2.06    Agreement to Pay; Subordination of Subrogation Claims. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Finance Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Finance Party as designated thereby in cash the amount of (subject, in the case of Athene Life Re, to Section 2.01(d), and in the case of Athene Annuity Re, to Section 2.01(e)) such unpaid Guaranteed Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any other Finance Party as provided above, all rights of such Guarantor against any Other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall (including, without limitation, any rights of a Guarantor arising under Article III of this Agreement) in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations and Discharge of Finance Obligations. No failure on the part of any Other Loan Party or any other Person to make any payments in respect of any subrogation, contribution, reimbursement, indemnity or similar right (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Finance Parties and shall forthwith be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
Section 2.07    Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Other Loan Party under or with respect to the Guaranteed Obligations is stayed upon the insolvency or bankruptcy of such Other Loan Party, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other agreement or instrument evidencing or securing the Guaranteed Obligations shall nonetheless be payable by the Guarantors hereunder, jointly and severally (but subject, in the case of Athene Life Re, to Section 2.01(d), and in the case of Athene Annuity Re, to Section 2.01(e)), forthwith on demand by the Administrative Agent.
Section 2.08    No Set-Off. No act or omission of any kind or at any time on the part of any Finance Party in respect of any matter whatsoever shall in any way affect or impair the rights of the Administrative Agent or any other Finance Party to enforce any right, power or benefit under this Agreement, and no set-off, claim, reduction or diminution of any Guaranteed Obligation or any defense of any kind or nature which any Guarantor has or may have against any Other Loan Party or any Finance Party shall be available against the Administrative Agent or any other Finance Party in any suit or action brought by the Administrative Agent or any other Finance Party to enforce any right, power or benefit provided for by this Agreement other than a defense of payment in full of the Guaranteed Obligations; provided that nothing herein shall prevent the assertion by any Guarantor of any such claim by separate suit or compulsory counterclaim. Nothing in this Agreement shall be construed as a waiver by any Guarantor of any rights or claims which it may have against any Finance Party hereunder or otherwise, but any recovery upon such rights and claims shall be had from such Finance Party separately, it being the intent of this Agreement that each Guarantor shall be unconditionally, absolutely and (subject, in the case of Athene Life Re, to Section 2.01(d), and in the case of Athene Annuity Re, to Section 2.01(e)) jointly and severally obligated to perform fully all its obligations, covenants and agreements hereunder for the benefit of each Finance Party.

ARTICLE III
INDEMNIFICATION, SUBROGATION AND CONTRIBUTION
Section 3.01    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable Law (but subject to Section 2.01(d), 2.01(e) and Section 2.06 above), each Guarantor agrees that if a payment shall be made by any other Guarantor under this Agreement, it shall indemnify such other Guarantor for the full amount of such payment and such other Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.
Section 3.02    Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 2.01(d), 2.01(e) and Section 2.06 above) that, if a payment shall be made by any other Guarantor under this Agreement to satisfy a claim of any Finance Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by any Guarantor as provided in Section 3.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor on the date that the obligation(s) supporting such claim were incurred under this Agreement and the denominator of which shall be the aggregate net worth of all the Guarantors on such date. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Guarantor under Section 3.01 to the extent of such payment, in each case subject to the provisions of Section 2.06.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.01    Representations and Warranties; Certain Agreements. Each Guarantor hereby represents, warrants and covenants (except that, in the case of clause (g) below, only AUSA hereby represents, warrants and covenants) as follows:
(a)    All representations and warranties contained in the Credit Agreement that relate to such Guarantor and this Agreement are true and correct.
(b)    Such Guarantor agrees to comply with each of the covenants contained in the Credit Agreement that impose or purport to impose restrictions or obligations on such Guarantor.
(c)    Such Guarantor acknowledges that any default in the due observance or performance by such Guarantor of any covenant, condition or agreement contained herein may constitute an Event of Default under Section 8.01 of the Credit Agreement.
(d)    There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.
(e)    Such Guarantor has, independently and without reliance upon the Administrative Agent or any other Finance Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Such Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Agreement, and the Board of Directors (or persons performing similar functions in case of a Guarantor which is not a corporation) of such Guarantor has decided that a direct or an indirect benefit will accrue to such Guarantor by reason of the execution of this Agreement.
(f)    (i) This Agreement is not given with actual intent to hinder, delay or defraud any Person to which such Guarantor is or will become, on or after the date hereof, indebted; and (ii) such Guarantor has received at least a reasonably equivalent value in exchange for entering into this Agreement;
(g)    (i) AUSA is Solvent on the date hereof and will not cease to be Solvent as a result of entering into this Agreement; (ii) AUSA as of such date is not engaged in a business or transaction, nor is it about to engage in a business or transaction, for which any property remaining with AUSA constitutes an unreasonably small amount of capital; and (iii) AUSA as of such date does not intend to incur debts that will be beyond AUSA’s ability to pay as such debts mature.
Section 4.02    Information. Each of the Guarantors assumes full responsibility for being and keeping itself informed of the financial condition and assets of the Other Loan Parties and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or any other Finance Party will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.
Section 4.03    Subordination by Guarantors. In addition to the terms of subordination provided for under Section 2.06, each Guarantor hereby subordinates in right of payment all indebtedness of any and all of the Other Loan Parties owing to it, whether originally contracted with such Guarantor or acquired by such Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof. Notwithstanding the foregoing, until such time as the Administrative Agent shall have exercised any remedy pursuant to Section 8.02 of the Credit Agreement (or the principal amount of the Loans shall have become automatically due and payable pursuant to the proviso thereof), the Guarantors shall be permitted to make payments on any such indebtedness so long as such indebtedness is otherwise permitted pursuant to the Credit Agreement.
ARTICLE V
SET-OFF
Section 5.01    Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of any Event of Default under the Credit Agreement, each Finance Party (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Finance Party (including, without limitation, branches, agencies or Affiliates of such Finance Party wherever located) to or for the credit or account of any Guarantor against obligations and liabilities of such Guarantor then due to the Finance Parties hereunder or under the other Loan Documents, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Finance Party subsequent thereto. Each Guarantor hereby agrees that to the extent permitted by law any Person purchasing a participation in a Loan or a Note whether or not acquired pursuant to the arrangements provided for in Section 10.06 of the Credit Agreement, may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Finance Party.
ARTICLE VI
MISCELLANEOUS
Section 6.01    Notices.
(a)    Notices Generally. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to paragraph (b) below) electronic mail address specified for notices: (i) in the case of any Guarantor, as specified for such Person in or pursuant to Section 10.02 of the Credit Agreement; (ii) in the case of the Administrative Agent or any Lender, as specified in or pursuant to Section 10.02 of the Credit Agreement; or (iii) in the case of any party, at such other address as shall be designated by such party in a notice to the Administrative Agent and each other party hereto. Notices and other communications hereunder sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).
(b)    Electronic Communications. Notices and other communications to the Finance Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Finance Party if such Finance Party has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Section 6.02    Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Guarantors may assign or transfer any of its interests and obligations without prior written consent of the Administrative Agent (and any such purported assignment or transfer without such consent shall be void). Upon the assignment by the Administrative Agent or any Finance Party of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) or any other Loan Document to any other Person permitted under the Credit Agreement, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.
Section 6.03    No Waivers; Non-Exclusive Remedies. No failure or delay on the part of the Administrative Agent or any other Finance Party to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Agreement or any other Loan Document, or other document or agreement contemplated hereby or thereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by Law.
Section 6.04    Enforcement. The Finance Parties agree that this Agreement may be enforced only by the action of the Administrative Agent (acting upon the instructions of the Required Lenders if required under the Loan Documents) and that no other Finance Party shall have any right individually to seek to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Finance Parties upon the terms of this Agreement; provided, however, that the foregoing shall not prohibit (i) any Lender from exercising setoff rights in accordance with Section 5.01 or (ii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Guarantors under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then in addition to the matters set forth in the preceding proviso and subject to the Credit Agreement, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 6.05    Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Guarantor directly affected by such amendment or waiver (it being understood that the addition or release of any Guarantor hereunder shall not constitute an amendment or waiver affecting any Guarantor other than the Guarantor so added or released) and the Administrative Agent (with the consent of the Required Lenders or, to the extent required by Section 10.01 of the Credit Agreement, such other portion of the Lenders as may be specified therein).
Section 6.06    Governing Law; Submission to Jurisdiction.

(a)    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. (i) EACH OF THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY FINANCE PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE OTHER PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. (ii) EACH OF THE PARTIES HERETO (OTHER THAN THE GUARANTORS) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OF THE GUARANTORS IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN (x) THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF OR (y) THE COURTS OF THE JURISDICTION OF INCORPORATION OR FORMATION OF THE APPLICABLE GUARANTOR AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. (iii) EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING REFERRED TO IN THIS PARAGRAPH (b) SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    WAIVER OF VENUE. (i) EACH OF THE PARTIES HERETO (OTHER THAN THE GUARANTORS) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b)(i) OF THIS SECTION. EACH OF THE PARTIES HERETO (OTHER THAN THE GUARANTORS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (ii) EACH OF THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b)(ii) OF THIS SECTION. EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF

ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    Appointment of Process Agent. Each of AHL, AUSA, Athene Annuity Re and Athene Life Re hereby irrevocably and unconditionally appoints C T Corporation System, with an address on the date hereof at 29 Liberty Street, New York, NY 10005, to receive for it and on its behalf, service of process in the State of New York which may be served in any suit, action or proceeding of the nature referred to in this Section 6.06. C T Corporation System consents to process being served in any such suit, action or proceeding upon C T Corporation System, by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested. Each Guarantor agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by Law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 6.06(e) shall affect the right of any Finance Party to serve process in any manner permitted by Law or limit the right of any Finance Party to bring proceedings against any Guarantor in the courts of any jurisdiction or jurisdictions. To the extent that any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Guarantor irrevocably waives such immunity in respect of its obligations under this Agreement.
Section 6.07    Limitation of Law; Severability.
(a)    All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all of the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.
(b)    If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law: (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the other Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.
Section 6.08    Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective with respect to each Guarantor when the Administrative Agent shall have received counterparts hereof signed by itself and such Guarantor. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Agreement.
Section 6.09    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6.10    Termination. This Agreement shall terminate and have no further force or effect upon the Discharge of Finance Obligations.
Section 6.11    Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

[Signature pages follow]
IN WITNESS WHEREOF, each Guarantor has executed this Agreement as of the day and year first above written.

ATHENE HOLDING LTD. By: /s/ Bradley Molitor Name: Bradley Molitor Title: Chief Actuary
ATHENE LIFE RE LTD. By: /s/ Fergus Daly Name: Fergus Daly Title: Chief Financial Officer

ATHENE USA CORPORATION

By: /s/ Grant Kvalheim
Name: Grant Kvalheim
Title: President and Chief Executive Officer

ATHENE ANNUITY RE LTD.
 By: /s/ Natasha Scotland Courcy
       Name: Natasha Scotland Courcy
       Title: Chief Executive Officer

Agreed to and Accepted: CITIBANK, N.A., as Administrative Agent By: /s/ Maureen Maroney Name: Maureen Maroney Title: Vice President